EXHIBIT 21

                         Subsidiaries of the Registrant

Set forth below is a listing, by name and jurisdiction of incorporation, of each corporation that is, as of the date of this report, a subsidiary of the Registrant. Unless otherwise indicated, each such corporation is a 100% owned subsidiary of the Registrant.

1)       Carolina Pump & Supply Corporation, a Rhode Island corporation.

2)       Century Air Supply, Inc., a Delaware corporation.

3)       Century GP Management, LLC, a Delaware limited liability company.

4)       Century LP Investments, LLC, a Delaware limited liability company.

5)       Century Maintenance, L.P., a Delaware limited partnership.

6)       Century Maintenance (Houston), L.P., a Delaware limited partnership.

7) Century Maintenance Management, LLC, a Delaware limited liability company.

8)       Century Maintenance Supply, Inc., a Delaware corporation.

9)       Century Maintenance Supply - S. Cal., Inc., a Delaware corporation.

10)      Century Services, L.P., a Delaware limited partnership.

11)      Douglas Leonhardt & Associates, Inc., a North Carolina corporation.

12)      Electric Laboratories and Sales Corporation, a Delaware corporation.

13)      Gilleland Concrete Products, Inc., a Georgia corporation.

14)      HHH, LLC, a Delaware limited liability company.

15)      HSI Acquisition Corporation, an Ohio corporation.

16)      HSI Funding, LLC, a Delaware limited liability company.

17)      HSI Fusion Services, Inc., a Florida corporation.

18)      HSI Holdings, Inc., a Delaware corporation.

19)      HSI Indiana, LLC, an Indiana limited liability company.

20)      HSI IP, Inc., a Delaware corporation.

21)      HSI North Carolina LLC, a North Carolina limited liability company.

22)      HSI Properties, LLC, a Delaware limited liability company.

23)      Hughes Aviation, Inc., a Florida corporation.

24)      Hughes Insurance Company, Ltd., a Bermuda company limited by shares.

25) Hughes Insurance Holdings, Inc. (fka Allstate Pool Supplies, Inc.), a Delaware corporation.

26)      Hughes MRO, Inc. (fka Chad Supply, Inc.), a Florida corporation.

27)      Hughes MRO, L.P., a Delaware limited partnership.

28)      Hughes MRO 1, LLC, a Delaware limited liability company.

29)      Hughes Supply CA, LLC, a California limited liability company.

30)      Hughes Supply Foundation, Inc., a Florida not-for-profit corporation.

31)      Hughes Supply IP, Inc., a Delaware corporation.

32)      Hughes Supply Management Services, Inc., a Delaware corporation.

33)      Hughes Supply Shared Services, Inc., a Delaware corporation.

34) Hughes Supply (VA), Inc. (fka Virginia Water & Waste Supply Company, Inc.), a Virginia corporation.

35)      Hughes Water & Sewer Company, a West Virginia corporation.

36)      Juno Industries, Inc., a Florida corporation.

37)      Kamen Supply Company, Inc., a Kansas corporation.

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                                                                      EXHIBIT 21

38)      Kingston Pipe Industries, Inc., a Rhode Island corporation.

39)      L & T of Delaware, Inc., a Delaware corporation.

40)      Merex Corporation, a Texas corporation.

41) Merex De Mexico, Sociedad Anonima De Capital Variable, a Mexico corporation, 75% owned.

42) Merex Diesel Power, Sociedad Anonima De Capital Variable, a Mexico corporation, 75% owned.

43)      Metals Inc., an Oklahoma corporation.

44)      Metals, Inc. - Gulf Coast Division, an Oklahoma corporation.

45)      Mills & Lupton Supply Company, a Tennessee corporation.

46)      Moore Electric Supply, Inc., a North Carolina corporation.

47)      Mountain Country Supply, Inc., an Arizona corporation.

48)      National Powerx, Inc., a Pennsylvania corporation.

49)      Olander & Brophy, Inc., a Pennsylvania corporation.

50)      One Stop Supply, Inc., a Tennessee corporation.

51)      Paine Supply of Jackson, Inc., a Mississippi corporation.

52)      Panhandle Pipe & Supply Company, Inc., a West Virginia corporation.

53)      Reaction Supply Corporation, a California corporation.

54)      Scott-Parish Electrical Supply Company, a North Carolina corporation.

55)      Shrader Holding Company, Inc., an Arkansas corporation.

56)      Southwest Stainless, L.P., a Delaware limited partnership.

57)      Stainless Tubular Products, Inc., an Oklahoma corporation.

58)      SWS Acquisition LLC, a Delaware limited liability company.

59)      SWS Funding LLC, a Delaware limited liability company.

60)      U.S. Fusion Services, Inc., a Louisiana corporation.

61)      USCO, Inc., a North Carolina corporation.

62)      Utiliserve, Inc. (fka Temple Electric, Inc.), a Delaware corporation.

63) Utiliserve Holdings, Inc. (fka Utiliserve, Inc.), a Delaware corporation.

64)      Waterworks Sales Company, a Colorado corporation.

65)      Waterworks Holding Co., a Colorado corporation.

66)      Warner Waterworks Sales Company of Wyoming, a Wyoming corporation.

67)      WCC Merger Corporation, a Georgia corporation.

68)      World-Wide Travel Network, Inc., a Florida corporation.

69)      Z&L Acquisition Corporation, a Delaware corporation.